Exhibit 10.6

Form of Swingline Note

$20,000,000.00	New York, New York
October [_], 2005

For value received, American Seafoods Group LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of Wells Fargo Bank, N.A. (the “Swingline Lender”) and its registered assigns, at the office of Wells Fargo Bank, N.A. located at 1740 Broadway, Denver, Colorado 80274, pursuant to that certain Third Amended and Restated Credit Agreement dated as of October [__], 2005 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, American Seafoods Consolidated LLC, a Delaware limited liability company, ASG Consolidated LLC, a Delaware limited liability company, the banks and other financial institutions from time to time party thereto, Wells Fargo Bank, N.A., as Swingline Lender, DnB NOR Bank ASA, as Documentation Agent, Islandsbanki HF, Harris N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents, and Bank of America, N.A., as Administrative Agent and Issuing Lender, the principal amount of TWENTY MILLION DOLLARS ($20,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Swingline Loan, at such office, in like money and funds, for the period commencing on the date of such Swingline Loan until such Swingline Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

This Note is the Swingline Note referred to in the Credit Agreement and evidences the Swingline Loans made by the Swingline Lender thereunder. Capitalized terms used in this Swingline Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

The Credit Agreement provides for the acceleration of the maturity of the Swingline Loans evidenced by this Swingline Note upon the occurrence of certain events (and for payment of reasonable out-of-pocket collection costs in connection therewith) and for prepayments of such Swingline Loans upon the terms and conditions specified therein. In the event this Swingline Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all reasonable out-of-pocket costs of collection, including reasonable attorney fees as provided in the Credit Agreement.

The date, amount and interest rate of the Swingline Loans made by the Swingline Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, if the Swingline Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each Swingline Loan then outstanding shall be evidenced by the Swingline Lender on the schedule attached to and made a part hereof; provided that the failure of the Swingline Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Swingline Note in respect of the Swingline Loans to be evidenced by this Swingline Note, and each such recordation or endorsement shall be prima facie evidence of such information.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

IN WITNESS WHEREOF, the Borrower has caused this Swingline Note to be duly executed as of the date first above written.

AMERICAN SEAFOODS GROUP LLC

By:
Name:
Title:

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type	Amount of Principal Repaid	Notation Made By